Exhibit 99.1

DeVry Education Group Announces Third Quarter 2014 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--April 24, 2014--DeVry Education Group (NYSE:DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2014 third-quarter ended March 31, 2014. DeVry Group also reported enrollment results at Chamberlain College of Nursing, Carrington Colleges Group, DeVry Brasil, and DeVry University and its Keller Graduate School of Management.

Academic and operational accomplishments for the quarter:

  Rob Paul, current president of Carrington College California, was appointed to succeed Dave Pauldine as president of DeVry University, effective July 1, 2014
  Chamberlain completed a partnership with Walgreens which will provide Chamberlain's family nurse practitioner students the opportunity to gain clinical experience at Walgreens’ Healthcare Clinics nationwide
  More than 1,000 graduates from Ross University School of Medicine and American University of the Caribbean School of Medicine earned residency positions at hospitals in more than 40 U.S. states and five Canadian provinces
  More than 90 percent of Elijah Watts Sells Award recipients in 2013 were Becker Professional Education students
  New student enrollment increased 19.7 percent at DeVry Brasil and its institutions received approvals for nine new programs to meet the demand for programs in high growth career fields

Selected financial data for the three months ended March 31, 2014:

  Total revenues decreased 1.5 percent to $496.1 million
  Medical and Healthcare, and International and Professional Education segment revenues grew 17 percent and 10 percent, respectively, while Business, Technology and Management revenues declined 15 percent
  Reported net income of $55.5 million, compared to $56.8 million last year
  Reported diluted earnings per share of $0.86, compared to earnings per share of $0.88 last year

Selected financial data for the nine months ended March 31, 2014:

  Total revenues decreased 3.1 percent to $1,438 million
  Medical and Healthcare, and International and Professional Education segment revenues grew 14 percent and 15 percent respectively, while Business, Technology and Management revenues declined 16 percent
  Reported net income of $96.5 million, compared to $139.1 million last year; net income from continuing operations and excluding special items was $122.3 million, down 19 percent from prior year
  Reported diluted earnings per share of $1.49, compared to earnings per share of $2.15 last year; earnings per share from continuing operations and excluding special items was $1.89, as compared to $2.33 last year
  Operating cash flow of $260.6 million compared to $282.4 million last year
  Cash and cash equivalents increased to $396.8 million as of March 31, 2014, from $278.0 million as of March 31, 2013
  Generated $70 million in cost savings and value creation in its institutions in transition during the first nine months, putting the organization on track to achieve $100 million in savings for the fiscal year

“During the quarter we made good progress on our plan to turn around and transform DeVry University, including narrowing the rate of decline in new student enrollment, improving student persistence, and accelerating our cost reduction initiatives,” said Daniel Hamburger, DeVry Group’s president and chief executive officer. “As we look ahead to fiscal 2015, we will continue to enhance our strong student value proposition and to grow and diversify in healthcare, international and professional education.”

Operating Highlights

Medical and Healthcare Segment

During the quarter, segment revenue of $204.6 million increased 16.8 percent compared to the prior year. For the nine-month period, revenues increased 13.9 percent to $570.9 million and segment operating income, excluding special charges, rose 25.8 percent to $112.0 million versus prior year.

DeVry Medical International

More than 1,000 graduates from Ross University School of Medicine and American University of the Caribbean School of Medicine earned residency positions. They will continue their training in such prestigious teaching hospitals as Georgetown University Hospital in Washington, D.C., St. Joseph Mercy Hospital in Michigan, and Rush-Copley Memorial Hospital in Illinois, among many others.

Ross University School of Veterinary Medicine launched The One Health Center for Zoonoses and Tropical Veterinary Medicine. The center uses the One Health approach to focus on diseases affecting livestock production and public health, which supports optimal health for people, animals and our environment.

Chamberlain College of Nursing

During the quarter, Chamberlain grew its revenue by 34 percent, primarily driven by solid enrollment growth in its post-licensure programs.

For the March 2013 session, new post-licensure students grew by 55.5 percent to 2,092 students. Total students increased 37.4 percent to 18,185.

During the quarter, the Texas Board of Nursing approved a second campus in the Houston area, which will open in fiscal 2015. Chamberlain is also planning to open locations in Troy, Mich., and Las Vegas, in fiscal 2015, pending approvals.

Chamberlain also completed a partnership with Walgreens which will provide Chamberlain's family nurse practitioner students the opportunity to gain clinical experience at Walgreens’ Healthcare Clinics nationwide.

Carrington Colleges Group

For the three-month period ending March 31, 2014, new student enrollment decreased 6.0 percent to 2,247 versus 2,391 in the previous year reflecting planned market consolidations and program teach outs. Total enrollment decreased 2.4 percent to 7,758 from 7,951 in the previous year. Excluding the programs currently in teach out and market consolidations, new students increased 0.9 percent and total students increased 8.5 percent.

During the quarter, Carrington College California continued its efforts to add the campuses of Carrington College to its existing network, which will result in one regionally accredited institution. Site visits were completed in March and early April. It also merged its three home offices into one location.

International and Professional Education Segment

Segment revenue increased 9.7 percent to $50.8 million in the third quarter compared to the prior year. Segment operating income declined to $7.0 million versus $10.6 million in the previous year, reflecting investments to support future growth at DeVry Brasil. For the nine-month period, revenues increased 14.7 percent to $155.9 million while segment operating income declined $4.7 million to $24.5 million versus prior year.

Becker Professional Education

During the quarter, Becker grew its revenue by 4.5 percent, primarily driven by growth in sales of its CPA exam preparation program. Becker also continues to experience growth in the United States Medical Licensing Exam (USMLE), Association of Chartered Certified Accountants (ACCA), and Continuing Professional Education (CPE) markets.

The AICPA recently recognized the top performers on the Uniform CPA Examination with the Elijah Watt Sells Award. The award is bestowed upon candidates who have obtained a cumulative average score above 95.5 across all four sections of the exam, completed testing during the 2013 calendar year and passed all four sections of the exam on their first attempt. Fifty-one of the 55 award recipients were Becker students.

DeVry Brasil

Revenue grew nearly 15 percent over the previous year. DeVry Brasil’s new student enrollment in the March term increased 19.7 percent to 8,845 compared to 7,390 in the prior year. Total student enrollment increased 13.5 percent to 33,013 students compared to 29,083 last year.

During the quarter, DeVry Brasil received approval to offer nine new degree programs from the Ministry of Education across DeVry Brasil’s institutions. The programs cover many high demand career fields such as industrial, electrical and environmental engineering, as well as building construction and business administration.

Business, Technology and Management Segment

DeVry University

Segment revenue of $241.9 million declined 14.7 percent compared to the prior year. The segment generated $22.5 million of operating income during the quarter. For the nine-month period, revenues declined 15.8 percent to $714.1 million and the segment reported operating income of $27.4 million, excluding special items.

For the March session at DeVry University, new undergraduate enrollments decreased 2.5 percent to 5,018 compared to 5,146 the previous year. Total undergraduate students decreased 10.4 percent to 42,583 versus 47,537 for the session a year ago.

At the graduate level, including Keller Graduate School of Management, total coursetakers in the March session decreased 15.1 percent to 16,192 versus 19,075 for the same session a year ago.

In March, DeVry University’s board of trustees announced that Rob Paul would become the next president of DeVry University, succeeding David Pauldine who will be retiring. Paul is currently the president of Carrington College California and will join DeVry University on July 1.

Balance Sheet/Cash Flow

For fiscal third quarter, DeVry Group generated $260.6 million of operating cash flow. As of March 31, 2014, cash and cash equivalents totaled $396.8 million.

Conference Call and Webcast Information

DeVry Group will host a conference call on April 24, 2014, at 4 p.m. Central Daylight Time (5 p.m. Eastern Daylight Time) to discuss its fiscal 2014 third-quarter results and other developments with respect to DeVry Group. The conference call will be led by Daniel Hamburger, president and chief executive officer; Tim Wiggins, chief financial officer; and Pat Unzicker, vice president of finance.

For those wishing to participate by telephone, dial 888-317-6016 (domestic) or 412-317-6016 (international). Please say “DeVry Group Call.” DeVry Group will also broadcast the conference call via webcast. Interested parties may access the webcast through the Investor Relations section of DeVry Group's website, or http://services.choruscall.com/links/dv140424.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until May 16, 2014. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), passcode 10043700. To access the webcast replay, please visit the organization's website, or http://services.choruscall.com/links/dv140424.html.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call 630-353-3800 or visit http://www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2013 and filed with the Securities and Exchange Commission on August 29, 2013.

Selected Operating Data (in thousands, except per share data)

	Third Quarter
	FY 2014	FY 2013	Change
Revenues	$496,117	$503,825	-1.5%
Net Income	$55,525	$56,821	-2.3%
Earnings per Share (diluted)	$0.86	$0.88	-2.3%
Number of common shares (diluted)	64,841	64,279	+0.9%

	Nine Months
	FY 2014	FY 2013	Change
Revenues	$1,438,298	$1,484,411	-3.1%
Net Income	$96,548	$139,096	-30.6%
Earnings per Share (diluted)	$1.49	$2.15	-30.7%
Number of common shares (diluted)	64,747	64,639	+0.2%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the first nine months of fiscal year 2014, DeVry Group recorded expenses related to workforce reductions and real estate consolidations to align its cost structure at DeVry University, Carrington Colleges and DeVry Education Group home office with enrollments. DeVry Group also recorded a gain from the sale of a former DeVry University campus in Decatur, Georgia. Additionally, DeVry Group recorded the operating results of Advanced Academic Inc. reporting unit as discontinued operations. The following table illustrates the effects of restructuring charges, discontinued operations and gain on the sale of assets on DeVry Group’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share excluding these special items and discontinued operations provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges and gain on the sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

	For The Three Months		For The Nine Months
	Ended March 31,		Ended March 31,

	2014	2013	2014	2013
Net (Loss) Income	$55,525	$56,821	$96,548	$139,096
(Loss) Earnings per Share (Diluted)	$0.86	$0.88	$1.49	$2.15

Discontinued Operations (net of tax)	$607	$1,532	$16,855	$4,544
Effect on Earnings per Share (Diluted)	$0.01	$0.03	$0.26	$0.07

Restructuring Expenses (net of tax)	$-	$1,271	$10,057	$7,211
Effect on Earnings per Share (Diluted)	$-	$0.02	$0.16	$0.11

Gain on Sale of Assets (net of tax)	$-	$-	$(1,167)	$-
Effect on Earnings per Share (Diluted)	$-	$-	$(0.02)	$-

Net Income from Continuing Operations
Excluding the Restructuring Expense and
Gain on Sale of Assets (Diluted)	$56,132	$59,624	$122,293	$150,851

Earnings per Share from Continuing Operations
Excluding the Restructuring Expense and
Gain on Sale of Assets (Diluted)	$0.87	$0.93	$1.89	$2.33

Shares used in Diluted EPS Calculation	64,841	64,279	64,747	64,639

Enrollment Results

	2014	2013	% Change
DeVry Education Group Student Enrollments(1)
Total students	121,643	119,623	+1.7%

Chamberlain College of Nursing
March Session
New students (2)	2,092	1,344	+55.5%
Total students	18,185	13,235	+37.4%

Carrington Colleges Group
3 months ending March 31, 2014
New students	2,247	2,391	-6.0%
Total students	7,758	7,951	-2.4%

DeVry Brasil
March Term
New students	8,845	7,390	+19.7%
Total students	33,013	29,083	+13.5%

DeVry University
Undergraduate: March Session
New students	5,018	5,146	-2.5%
Total students	42,583	47,537	-10.4%
Graduate: March Session
Coursetakers(3)	16,192	19,075	-15.1%
1)	Excludes Becker. Includes the most recently reported enrollments at DeVry Group’s other institutions.
2)	Post-licensure programs only; pre-licensure campus-based programs start in September, January and May.
3)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

Chart 1: DeVry Education Group 2014 Announcements & Events
August 7, 2014	Fiscal 2014 Fourth Quarter/Year-End and May/July Enrollment
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
DeVry University

October 23, 2014	Fiscal 2015 First Quarter Results and September Enrollment
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
DeVry Brasil
DeVry University

November 5, 2014	Annual Shareholders’ Meeting

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2014	2013	2013

ASSETS
Current Assets
Cash and Cash Equivalents	$396,815	$196,576	$278,010
Marketable Securities and Investments	3,333	2,975	2,952
Restricted Cash	8,023	7,019	7,151
Accounts Receivable, Net	161,202	139,778	171,736
Deferred Income Taxes, Net	29,458	29,758	23,962
Prepaid Expenses and Other	39,665	49,839	33,263
Current Assets of Divested Business	-	16,219	30,951
Total Current Assets	638,496	442,164	548,025

Land, Buildings and Equipment
Land	66,775	71,122	66,063
Buildings	454,099	424,902	389,096
Equipment	476,688	475,656	472,883
Construction In Progress	19,957	33,724	64,412
	1,017,519	1,005,404	992,454
Accumulated Depreciation and Amortization	(466,008)	(433,747)	(427,637)
Land, Buildings and Equipment of Divested Business, Net	-	-	5,146
Land, Buildings and Equipment, Net	551,511	571,657	569,963

Other Assets
Intangible Assets, Net	294,497	281,998	292,098
Goodwill	517,065	508,937	566,497
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	33,846	33,025	27,953
Other Assets of Divested Business	-	5,787	848
Total Other Assets	858,858	843,197	900,846

TOTAL ASSETS	$2,048,865	$1,857,018	$2,018,834

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2014	2013	2013

LIABILITIES
Current Liabilities
Accounts Payable	$54,594	$55,131	$53,822
Accrued Salaries, Wages and Benefits	91,811	88,444	80,721
Accrued Expenses	64,723	74,451	76,408
Advance and Deferred Tuition	194,560	97,478	195,359
Current Liabilities of Divested Business	-	713	3,145
Total Current Liabilities	405,688	316,217	409,455

Other Liabilities
Deferred Income Taxes, Net	54,574	60,103	58,956
Deferred Rent and Other	89,095	82,576	92,283
Total Non-current Liabilities	143,669	142,679	151,239
Other Liabilities of Divested Business	-	112	-

TOTAL LIABILITIES	549,357	459,008	560,694

NON-CONTROLLING INTEREST	6,189	854	9,017

SHAREHOLDERS' EQUITY
Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
63,465,000, 62,946,000 and 62,989,000 Shares issued
and outstanding at March 31, 2014, June 30, 2013
and March 31, 2013, respectively.	754	745	744
Additional Paid-in Capital	311,851	291,269	285,242
Retained Earnings	1,655,283	1,575,009	1,616,850
Accumulated Other Comprehensive Loss	(19,604)	(17,101)	(5,934)
Treasury Stock, at Cost (11,661,000, 11,581,000 and 11,409,000
Shares, Respectively)	(454,965)	(452,766)	(447,779)

TOTAL SHAREHOLDERS' EQUITY	1,493,319	1,397,156	1,449,123

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,048,865	$1,857,018	$2,018,834

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Nine Months
	Ended March 31,		Ended March 31,

	2014	2013	2014	2013

REVENUES:
Tuition	$455,422	$467,312	$1,332,627	$1,387,878
Other Educational	40,695	36,513	105,671	96,533

Total Revenues	496,117	503,825	1,438,298	1,484,411

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	242,631	236,828	727,363	716,525
Student Services and Administrative Expense	183,949	189,320	558,154	564,082
Gain on Sale of Asset	-	-	(1,918)	-
Restructuring Expenses	-	2,029	16,329	11,513

Total Operating Costs and Expenses	426,580	428,177	1,299,928	1,292,120

Operating Income	69,537	75,648	138,370	192,291

INTEREST (EXPENSE) INCOME:
Interest Income	605	415	1,498	1,206
Interest Expense	(1,073)	(756)	(3,125)	(3,006)

Net Interest (Expense) Income	(468)	(341)	(1,627)	(1,800)

Income from Continuing Operations Before Income Taxes	69,069	75,307	136,743	190,491

Income Tax Provision	(12,918)	(16,615)	(23,113)	(45,741)

Income from Continuing Operations	56,151	58,692	113,630	144,750

DISCONTINUED OPERATIONS
Loss from Operations of Divested Component	(934)	(2,045)	(18,645)	(6,993)
Income Tax Benefit	327	513	1,790	2,449
Loss on Discontinued Operations	(607)	(1,532)	(16,855)	(4,544)

NET INCOME	55,544	57,160	96,775	140,206

Net Income Attributable to Noncontrolling Interest	(19)	(339)	(227)	(1,110)

NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP INC.	$55,525	$56,821	$96,548	$139,096

AMOUNTS ATTRIBUTABLE TO DEVRY EDUCATION GROUP INC.:
Income from Continuing Operations, Net of Income Taxes	56,132	58,353	113,403	143,640
Loss from Discontinued Operations, Net of Income Taxes	(607)	(1,532)	(16,855)	(4,544)
NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP INC.	$55,525	$56,821	$96,548	$139,096

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP INC. SHAREHOLDERS
Basic
Continuing Operations	$0.87	$0.91	$1.77	$2.23
Discontinued Operations	(0.01)	(0.02)	(0.26)	(0.07)
	$0.86	$0.89	$1.51	$2.16
Diluted
Continuing Operations	$0.87	$0.91	$1.75	$2.22
Discontinued Operations	(0.01)	(0.03)	(0.26)	(0.07)
	$0.86	$0.88	$1.49	$2.15

Cash Dividend Declared per Common Share	$-	$-	$0.17	$0.17

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Nine Months
	Ended March 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$96,775	$140,206
Loss from Discontinued Operations	16,855	4,544
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	13,672	12,090
Depreciation	61,541	61,609
Amortization	5,349	7,605
Provision for Refunds and Uncollectible Accounts	58,923	60,945
Deferred Income Taxes	(1,385)	(2,269)
Loss on Disposals of Land, Buildings and Equipment	3,261	7,914
Unrealized Loss on Assets Held for Sale	244	-
Realized Gain on Sale of Assets	(1,918)	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(1,004)	(4,653)
Accounts Receivable	(81,588)	(136,197)
Prepaid Expenses And Other	10,103	37,889
Accounts Payable	(533)	(8,009)
Accrued Salaries, Wages, Expenses and Benefits	(14,957)	10,599
Deferred and Advance Tuition	96,101	97,105

Net Cash Provided by Operating Activities-Continuing Operations	261,439	289,378
Net Cash Provided by Operating Activities-Discontinued Operations	(804)	(6,955)
NET CASH PROVIDED BY OPERATING ACTIVITIES	260,635	282,423

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(47,609)	(78,001)
Payment for Purchase of Business, Net of Cash Acquired	(12,343)	(31,386)
Marketable Securities Purchased	(189)	(268)
Cash Received from Sale of Assets	8,727	-

Net Cash Used in Investing Activities-Continuing Operations	(51,414)	(109,655)
Net Cash Used in Investing Activities-Discontinued Operations	-	(1,328)
NET CASH USED IN INVESTING ACTIVITIES	(51,414)	(110,983)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	6,236	1,774
Proceeds from Stock issued Under Employee Stock Purchase Plan	1,009	1,278
Repurchase of Common Stock for Treasury	-	(48,353)
Cash Dividends Paid	(10,941)	(20,707)
Excess Tax Benefit from Stock-Based Payments	-	(332)
Payments of Seller Financed Debt	(3,883)	-

NET CASH USED IN FINANCING ACTIVITIES	(7,579)	(66,340)

Effects of Exchange Rate Differences	(1,971)	(1,182)

NET INCREASE IN CASH AND CASH EQUIVALENTS	199,671	103,918

Cash and Cash Equivalents at Beginning of Period	197,144	174,076
Cash and Cash Equivalents at End of Period	396,815	277,994
Less: Cash and Cash Equivalents of Discontinued Operations at End of Period	-	16
Cash and Cash Equivalents at End of Period	$396,815	$278,010

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
REVENUES:
Medical and Healthcare	$204,610	$175,125	16.8%	$570,913	$501,228	13.9%
International and Professional Education	50,782	46,282	9.7%	155,933	135,912	14.7%
Business, Technology and Management	241,896	283,540	-14.7%	714,118	848,393	-15.8%
Intersegment Elimination	(1,171)	(1,122)	NM	(2,666)	(1,122)	NM

Total Consolidated Revenues	496,117	503,825	-1.5%	1,438,298	1,484,411	-3.1%

OPERATING INCOME:
Medical and Healthcare	45,605	34,635	31.7%	106,432	86,522	23.0%
International and Professional Education	7,022	10,627	-33.9%	24,511	29,203	-16.1%
Business, Technology and Management	22,517	34,431	-34.6%	21,403	98,836	-78.3%
Reconciling Items:
Amortization Expense	(1,594)	(2,421)	NM	(4,855)	(7,111)	NM
Depreciation and Other	(4,013)	(1,624)	NM	(9,121)	(15,159)	NM

Total Consolidated Operating Income	69,537	75,648	-8.1%	138,370	192,291	-28.0%

INTEREST (EXPENSE) INCOME:
Interest Income	605	415	45.8%	1,498	1,206	24.2%
Interest Expense	(1,073)	(756)	41.9%	(3,125)	(3,006)	4.0%

Net Interest and Other Income (Expense)	(468)	(341)	37.2%	(1,627)	(1,800)	-9.6%

Total Consolidated Income before Income Taxes	$69,069	$75,307	-8.3%	$136,743	$190,491	-28.2%

Restructuring charges and adjustments to these charges were recorded for the nine months ended March 31, 2014. These charges are related to DeVry Education Group (not related to any segment), DeVry Medical International and Carrington Colleges Group which are part of the Medical and Healthcare segment, Becker Professional Education which is part of the International and Professional and Education segment and the Business, Technology and Management segment. DeVry University also realized a gain on the sale of its Decatur, Georgia facility which was recorded during the nine months ended March 31, 2014. Restructuring charges were recorded for the three and nine months ended March 31, 2013. These charges are related to DeVry Education Group (not related to any segment), Carrington Colleges Group which is part of the Medical and Healthcare segment and the Business, Technology and Management segment. The following table illustrates the effects of these restructuring charges and the gain on the asset sale on the operating income of the segments. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and are useful for period-over-period comparisons of such operations given the special nature of these transactions. DeVry Group uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)

Medical and Healthcare Operating Income	$45,605	$34,635	31.7%	$106,432	$86,522	23.0%
Restructuring Charge	-	1,043	NM	5,522	2,459	NM
Medical and Healthcare Operating Income
Excluding Restructuring Charge	$45,605	$35,678	27.8%	$111,954	$88,981	25.8%

International and Professional Education Operating Income	$7,022	$10,627	-33.9%	$24,511	$29,203	-16.1%
Restructuring Charge	-	-	NM	24	-	NM
International and Professional Education Operating Income
Excluding Restructuring Charge	$7,022	$10,627	-33.9%	$24,535	$29,203	-16.0%

Business, Technology and Management Operating Income	$22,517	$34,431	-34.6%	$21,403	$98,836	-78.3%
Restructuring Charge	-	986	NM	7,910	1,186	NM
Gain on Sale of Assets	-	-	NM	(1,918)	-	NM
Business, Technology and Management Operating Income
Excluding Restructuring Charge and Gain on Sale of Assets	$22,517	$35,417	-36.4%	$27,395	$100,022	-72.6%

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter, 630-353-3800
jwalter@devrygroup.com
or
Media Contact:
Larry Larsen, 312-497-0655
llarsen@greentarget.com